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                                                            Exhibit 10.103

                     ___________________________________________

                              CERTIFICATE OF DESIGNATION

                                          OF

                                       SERIES A

                        CONTINGENT NON-PARTICIPATING PREFERRED

                             OPERATING PARTNERSHIP UNITS

                                          OF

                             LIMITED PARTNERSHIP INTEREST

                                          OF

                                MACK-CALI REALTY, L.P.
                     ____________________________________________


                Series A Contingent Non-Participating Preferred Units

    A series of 11,895 Series A Contingent Non-Participating Operating Partnership Units of Limited Partnership Interests, par value $0.001 per unit, of Mack-Cali Realty, L.P. (the "Company") shall be created and be designated "Series A Contingent Non-Participating Preferred Units" having the following rights and preferences:

    DESIGNATION OF SERIES A CONTINGENT NON-PARTICIPATING PREFERRED UNITS. The rights, preferences, powers, privileges and restrictions, qualifications and limitations granted to or imposed upon the Series A Contingent Non-Participating Preferred Units (referred to hereinafter sometimes as the "Designations") shall be as set forth below. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Company Partnership Agreement, dated as of August 31, 1994, as amended as of January 16, 1997 and as of December 11, 1997 (the "Partnership Agreement"). The Partnership Agreement is on file at the principal place of business of the Company and copies will be made available on request and without cost to any unit holder of the Company so requesting.

    1. Stated Value. The stated value of the Series A Contingent Non-Participating Preferred Units shall be zero.

    2. Distributions. The Series A Contingent Non-Participating Preferred Units shall not receive any distributions from the Company; provided, however, that upon conversion of Series A Contingent Non-Participating Preferred Units into Series A Preferred Units (as defined


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below) as set forth herein, on the date immediately following the Conversion
Date (as defined below) that a distribution is declared and paid on Series A Preferred Units (the "Initial Distribution"), holders of Series A Preferred Units received pursuant to the conversion of Series A Contingent Non-Participating Preferred Units shall be entitled to receive the Initial Distribution on a pro rata basis based upon the number of days during that calendar quarter preceding the date of the Initial Distribution that the Conversion Date occurred.

    3. Liquidation. The Series A Contingent Non-Participating Preferred Units shall have no preference as to assets over any class of common units or class of preferred units of the Company in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Company.

    4.   Conversion of Series A Contingent Non-Participating Preferred Units.

    (i) At any time during the period commencing on the date hereof and ending on the two year anniversary of the date hereof (or, in the event the Extension Option (as defined in the Agreement (as defined below)) is exercised, the four year anniversary of the date hereof) each Series A Contingent Non-Participating Preferred Unit shall be automatically and immediately converted into fully paid and nonassessable Series A Preferred Limited Partnership Interests of the Company ("Series A Preferred Units") upon the completion and satisfaction of the terms and conditions specified and set forth in the Contribution and Exchange Agreement, dated as of September 18, 1997, as amended by the First Amendment, dated as of the date hereof (as amended, the "Agreement") by and among the MK Contributors (as defined therein), the MK Entities (as defined therein), the Patriot Contributors (as defined therein), the Patriot Entities (as defined therein), Patriot American Management and Leasing Corp., the Company and Cali Realty Corporation, a Maryland Corporation (with such date being referred to as the "Conversion Date").

    (ii) Mechanics of Conversion. As promptly as practicable after the conversion of the Series A Contingent Non-Participating Preferred Units pursuant to the terms hereof, the Company shall issue and shall deliver to the holders of the Series A Contingent Non-Participating Preferred Units subject to the conversion (i) a certificate representing the number of Series A Preferred Units to which the Series A Contingent Non-Participating Preferred Units were converted in accordance with the terms hereof and (ii) if less than all outstanding Series A Contingent Non-Participating Preferred Units were so converted, upon submission to the Company of the certificate or certificates representing the Series A Contingent Non-Participating Preferred Units held by such holder immediately prior to the conversion, a new certificate evidencing the Series A Contingent Non-Participating Preferred Units held by such holder immediately following the conversion (until such time as such certificate or certificates are submitted to the Company, the certificate or certificates representing the Series A Contingent Non-Participating Preferred Units held by a holder immediately prior to the conversion shall be deemed to represent the number of Series A Contingent Non-Participating Preferred Units held by such holder immediately following the conversion). Series A Preferred Units received pursuant to conversion shall be deemed to have been issued and the holder or any other person so

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designated shall be deemed for all purposes (other than with respect to the
Initial Distribution) to have become a holder of record of such Series A Preferred Units as of the date hereof.

    (iii) Reservation of Series A Preferred Units Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued Series A Preferred Units, solely for the purpose of effecting the conversion of the Series A Contingent Non-Participating Preferred Units, such number of its Series A Preferred Units as shall from time to time be sufficient to effect the conversion of all then outstanding Series A Contingent Non-Participating Preferred Unit and if at any time the number of authorized but unissued Series A Preferred Units shall not be sufficient to effect the conversion of all then outstanding Series A Contingent Non-Participating Preferred Units, the Company will take such action as may be necessary to increase its authorized but unissued Series A Preferred Units to such number as shall be sufficient for such purpose.

    D. Status of Converted Units. In the event any Series A Contingent Non-Participating Preferred Units shall be converted as contemplated by this Certificate of Designation, the units so converted shall be canceled, and shall not be issuable by the Company as Series A Contingent Non-Participating Preferred Units.

    5. No Reissuance. Any Series A Contingent Non-Participating Preferred Unit exchanged, redeemed, purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof.

    6. Voting Rights. Series A Contingent Non-Participating Preferred Units shall have no voting rights with respect to any matter relating to the Company regardless of whether any such matter is required or permitted to be submitted to the holders of Series A Preferred Units for their approval.

    7. Rank and Limitations of Series A Contingent Non-Participating Preferred Units. All units of Series A Contingent Non-Participating Preferred Units shall rank equally with each other unit of Series A Contingent Non-Participating Preferred Units and shall be identical in all respects.

December 11, 1997                       MACK-CALI REALTY, L.P.
                                        By: Mack-Cali Realty Corporation, its
                                            General Partner


                                             By: ____________________________
                                                 Name:
                                                 Title:

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